Exhibit 99.1
PRESS RELEASE

Investor Contact:	Media Contact:
Kellie S. Pruitt	Courtney L. Siegal
Chief Financial Officer	Senior Financial Manager
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
kelliepruitt@htareit.com	courtneysiegal@htareit.com
Healthcare Trust of America, Inc. Announces
First Quarter 2011 Financial Results and Closing of $575 Million Unsecured
Credit Facility
Scottsdale, Arizona (May 16, 2011) — Healthcare Trust of America, Inc. (“HTA” or the “Company”), a fully integrated, self-administered, self-managed real estate investment trust, announced results for the first quarter ended March 31, 2011. In addition, HTA announced the closing of an expanded $575 million unsecured credit facility.
HTA continued to both improve its operating performance and strengthen its balance sheet during the first quarter of 2011. Net operating income, or NOI, was $47.0 million for the first quarter of 2011. This represents a 51% increase over the first quarter of 2010 of $31.1 million.
HTA’s funds from operations, or FFO, attributable to controlling interest increased by 73%, to $28.8 million for the first quarter of 2011 from $16.7 million for the first quarter of 2010. Cash provided by operating activities increased to $25.1 million for the first quarter of 2011 from $12.5 million for the first quarter 2010, representing a 101% increase. Net income (loss) also improved to net income of $2.2 million for the first quarter of 2011 from a net loss of $0.5 million for the first quarter of 2010. Total revenues from continuing operations increased 56% to $70.1 million for the first quarter of 2011 from $44.9 million for the first quarter of 2010.
On May 13, 2011, HTA closed on a $575 million unsecured credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Facility expanded and amended HTA’s existing $275 million credit facility. Participants in the Credit Facility include JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Deutsche Bank Securities Inc., U.S. Bank National Association, Capital One, N.A., Regions Bank, Compass Bank, The Bank of Nova Scotia, Fifth Third Bank, Union Bank, N.A., and Sumitomo Mitsui Banking Corporation. The Credit Facility now has a three year term and matures in May 2014, and has a one-year extension option. The interest rate for the Credit Facility ranges from 250 to 350 basis points over LIBOR, subject to various interest rate conditions, including the Company’s leverage ratio.
“Our first quarter results continue HTA’s successful execution on the fundamentals of our business plan. We have a strong MOB portfolio, which provides us with core growth and strong tenant relationships. With our conservative balance sheet, leverage and expanded credit facility, HTA is well-positioned to continue to expand our asset base through acquisitions and focus on shareholder value.” stated Scott D. Peters, Chief Executive Officer of HTA.
HTA completed the close of its follow-on offering on February 28, 2011, except for shares offered pursuant to its distribution reinvestment plan (the “DRIP”). During the first quarter of 2011, HTA received and accepted subscriptions for $216 million, excluding shares issued under the DRIP. Through both the initial and follow-on offerings, HTA has raised more than $2.2 billion in equity proceeds since inception, excluding shares issued under the DRIP.

Funds from Operations and Modified Funds from Operations
HTA defines FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. HTA uses modified funds from operations, or MFFO, which excludes from FFO transition charges and acquisition-related expenses, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future.
Neither FFO nor MFFO should be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund HTA’s cash needs, including its ability to make distributions. FFO and MFFO should be reviewed in connection with other GAAP measurements. For more information on FFO and MFFO, please see HTA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission.
The following is the reconciliation of FFO and MFFO attributable to controlling interest to net income (loss) for the three months ended March 31, 2011 and 2010:

	Three months ended March 31,
	2011	2010
Net income (loss)	$2,190,000	$(482,000)
Add:
Depreciation and amortization — consolidated properties	26,750,000	17,311,000
Less:
Net income attributable to noncontrolling interest of limited partners	(40,000)	(64,000)
Depreciation and amortization related to noncontrolling interests	(64,000)	(51,000)

FFO attributable to controlling interest	$28,836,000	$16,714,000

FFO per share — basic and diluted	$0.13	$0.12

Add:
Acquisition-related expenses(1)	1,062,000	3,224,000
Transition-related charges(2)	—	195,000

MFFO attributable to controlling interest	$29,898,000	$20,133,000

MFFO per share — basic and diluted	$0.14	$0.14

Weighted average common shares outstanding — basic	214,797,450	145,335,661

Weighted average common shares outstanding — diluted	214,996,502	145,335,661

(1)	Acquisition-related expenses: Prior to 2009, acquisition-related expenses were capitalized and have historically been added back to FFO over time through depreciation; however, beginning in 2009, acquisition-related expenses related to business combinations are expensed. These acquisition-related expenses have been and will continue to be funded from the proceeds of HTA’s offerings and its debt and not from operations. HTA believes by excluding expensed acquisition-related expenses, MFFO provides useful supplemental information that is comparable for its real estate investments.

(2)	Transition-related charges: FFO includes certain charges related to the cost of HTA’s transition to self-management. These items include, but are not limited to, additional legal expenses, system conversion costs (including updates to certain estimate development procedures) and non-recurring employment costs. Because MFFO excludes such costs, management believes MFFO provides useful supplemental information by focusing on the changes in its fundamental operations that will be comparable rather than on such transition charges. HTA does not believe such costs will recur now that its transition to a self-management infrastructure is completed.
Net Operating Income
     NOI is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from HTA’s total portfolio of properties (including both its operating properties and those classified as held for sale as of March 31, 2011) before interest expense, general and administrative expenses, depreciation, amortization, acquisition-related expenses, and interest and dividend income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
     The following is the reconciliation of net income (loss) to NOI  for the three months ended March 31, 2011 and 2010:

	Three months ended March 31,
	2011	2010
Net income (loss)	$2,190,000	$(482,000)
Add:
General and administrative expense	7,308,000	3,605,000
Acquisition-related expenses	1,062,000	3,224,000
Depreciation and amortization	26,750,000	17,311,000
Interest expense and net gain on derivative financial instruments	9,842,000	7,440,000
Less:
Interest and dividend income	(118,000)	(16,000)

Net operating income	$47,034,000	$31,082,000

Note that all figures are rounded to reflect approximate amounts. For more information on financial results, please see HTA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission.
For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. is a fully integrated, self-administered, self-managed real estate investment trust. Since its formation in 2006, HTA has made 78 property portfolio acquisitions valued at $2.3 billion based on purchase price, which includes 242 buildings and two other real estate-related assets. HTA’s portfolio totals 11.1 million square feet and includes 218 medical office buildings, ten hospitals, nine skilled nursing and assisted living facilities and five healthcare-related office buildings located in 25 states.
FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: we may not be able to execute a strategic transaction, including one that provides liquidity to our stockholders, on terms that are favorable to our stockholders or at all; if we are not in compliance with the covenants under our unsecured credit facility we may not be able to access proceeds thereunder; our results may be impacted by, among other things, uncertainties relating to the debt and equity capital markets; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s real estate investment strategy; and other risk factors as outlined in HTA’s periodic reports, as filed with the Securities and Exchange Commission.
This is neither an offer to sell nor an offer to buy any securities.

Healthcare Trust of America, Inc.
Summary Balance Sheets
As of March 31, 2011 and December 31, 2010
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Total assets	$2,464,070,000	$2,271,795,000

LIABILITIES AND EQUITY
Total liabilities	803,476,000	780,682,000
Redeemable noncontrolling interest of limited partners	3,889,000	3,867,000
Total equity	1,656,705,000	1,487,246,000

Total liabilities and equity	$2,464,070,000	$2,271,795,000

Healthcare Trust of America, Inc.
Summary Statements of Operations
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)

	Three months ended March 31,
	2011	2010
Total revenues:	$70,062,000	$44,948,000
Expenses:
Rental expenses	23,772,000	14,585,000
General and administrative expenses	7,308,000	3,605,000
Acquisition expenses	1,062,000	3,224,000
Depreciation and amortization	26,750,000	17,006,000

Total expenses	58,892,000	38,420,000

Income (loss) before other income (expense)	11,170,000	6,528,000

Other income (expense):	(9,724,000)	(7,299,000)

Income (loss) from continuing operations	$1,446,000	$(771,000)

Discontinued operations:
Income (loss) from discontinued operations	744,000	289,000

Net income (loss)	2,190,000	(482,000)

Less: Net (income) loss attributable to noncontrolling interest of limited partners	(40,000)	(64,000)

Net income (loss) attributable to controlling interest	$2,150,000	$(546,000)

Net income (loss) per share attributable to controlling interest on distributed and undistributed earnings — basic and diluted:
Continuing operations	$0.01	$(0.00)

Discontinued operations	$0.00	$(0.00)

Net income (loss) per share attributable to controlling interest	$0.01	$(0.00)

Weighted average number of shares outstanding
— basic	214,797,450	145,335,661

— diluted	214,996,502	145,335,661